EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary

Share represents one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES

PAR VALUE EURO 2.29 EACH, OF

AXA

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF FRANCE)

The Bank of New York Mellon, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________________________________ ____________________________________________, or registered assigns, IS THE OWNER OF ___________________________________________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares, par value euro 2.29 each (herein called "Shares") of AXA, a société anonyme organized under the laws of The Republic of France (herein called the "Company").  At the date hereof, each American Depositary Share represents one (1) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Paris office of AXA Banque (herein called the "Custodian") or with the Depositary.  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

~~161692_4.DOC~~

#

(1)

The Deposit Agreement.

This American Depositary Receipt is one of an issue (the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of June 24, 1996, as amended and restated as of December 8, 2000, ~~as amended and restated as of~~ April 27, 2001, June 12, 2001 and as further amended and restated as of ~~June 12, 2001,~~_________________, 2010, and as it may be amended from time to time (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time in whose name a Receipt is registered on the books of the Depositary ("Owners"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights and obligations of Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect thereof and held under the Deposit Agreement (such Shares, securities, property and cash are herein called the "Deposited Securities").  Copies of the Deposit Agreement are on file at the Corporate Trust Office of the Depositary in The City of New York and the office of the Custodian and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of the fee of the Depositary for the cancellation of Receipts provided for in paragraph (9) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company's statuts and the Deposited Securities, the Owner hereof is entitled to the delivery of the whole number of Shares and the number of any other Deposited Securities represented by the American Depositary Shares evidenced hereby to an account designated by such Owner and to delivery at the Corporate Trust Office of the Depositary of a new Receipt evidencing any fractional Deposited Securities represented hereby.  Such delivery will be made without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to an account designated by such Owner.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward proper documents of title (if available) for any such Deposited Securities to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by mail or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.

(3)

Transfer of Receipts; Combination and Split-up of Receipts.

Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary upon surrender by the Owner hereof, in person or by duly authorized attorney, at any designated transfer office, of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Subject to the terms and conditions of the Deposit Agreement, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charges and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fee as provided in paragraph (9) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (25) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding Receipts generally may be suspended during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, after consultation with the Company to the extent practicable (to the extent it is not practicable for the Depositary to consult with the Company, the Depositary will notify the Company as promptly as practicable after taking such action and explain its reasons for doing so), or the Company at any time or from time to time because of any requirement of law or of any government or governmental or regulatory body or commission, or under any provision of the Deposit Agreement, or for any reason subject to paragraph (25) hereof.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or the withdrawal of the Deposited Securities.

(4)

Providing Proofs, Certificates, and Other Information.

Any person presenting Shares for deposit or any Owner may be required from time to time to provide such proof of (a) citizenship, residence, exchange control approval or payment of taxes and other governmental charges and (b) the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, such information relating to the registration of the Shares presented for deposit on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) or to provide such other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is provided, such certificates are executed or such representations and warranties are made pertaining to such Receipt.

(5)

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by this Receipt, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented by this Receipt until such payment is made, and may withhold any dividends or other distributions or, after attempting by reasonable means to notify such Owner, may sell for the account of the Owner hereof any part or all of the Deposited Securities evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency.

(6)

Warranties on Deposit of Shares.

Every person depositing Shares under the Deposit Agreement, including every person depositing Shares on behalf of an owner of Shares, shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do.  Every such person, including every person depositing Shares on behalf of an owner of Shares, shall also be deemed to represent that such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts in respect thereof.

(7)

Compliance with Law.

The rights of each Owner will be subject to the statuts of the Company as if such Owner were a holder of Shares and to all applicable provisions of French law and the statuts of the Company with regard to notification to the Company and any governmental or stock exchange authorities of such Owner's interest in Shares.  Failure by such Owner to provide on a timely basis any such required notification of such Owner's interest in Shares may result in the withholding of certain rights in respect of such Owner's American Depositary Shares including, without limitation, the right to give voting instructions in respect of the Shares represented by such American Depositary Shares.

(8)

Disclosure of Beneficial Ownership of Receipts.

The Company and the Depositary may from time to time request Owners to provide information as to the capacity in which they hold Receipts and regarding the identity of any other persons then interested in such Receipts and various other matters.

(9)

Charges of Depositary.

The following charges~~, to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are listed or traded,~~ shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a ~~distribution~~delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement), ~~whichever~~or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers ~~or exchanges~~ of Shares generally on the Share register of the Company or, if applicable, its agent and applicable to transfers ~~or exchanges~~ of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such ~~air courier,~~ cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such ~~reasonable~~ expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.~~02~~05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, ~~except in the case of a cash dividend or other cash distribution received from the Company on any deposited Shares and~~including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 10 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(10)

Pre-Release of Receipts.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (a "Pre-Releasee"), that such Pre-Releasee, or its customer, (i) as of the time of such transaction, owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collaterized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(11)

Title to Receipts.

It is a condition of this Receipt, and every successive Owner hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner of this Receipt as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

(12)

Validity of Receipt.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and the Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

THE BANK OF NEW YORK MELLON,

Dated:

As Depositary

Countersigned:

By:__________________________

By:__________________________

     Authorized Signatory

     Authorized Signatory

The address of the Corporate Trust Office of the Depositary is 101 Barclay Street, New York, New York 10286.

The address of the Custodian is AXA Banque at 5-7 rue de Milan, 75009 Paris, France.

#

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEEMENT

(13)

Dividends and Distributions.

Whenever the Depositary or Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, after any necessary conversion of such distribution into Dollars pursuant to Section 4.05 of the Deposit Agreement and after fixing a record date pursuant to Section 4.06 of the Deposit Agreement, as promptly as practicable distribute the amount thus received to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges including, but not limited to, withholding taxes referred to in Section 4.11 of the Deposit Agreement, or (ii) reasonable expenses of the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05 of the Deposit Agreement and any other charges of the Depositary pursuant to Section 5.09 of the Deposit Agreement.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them as of such date in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionally among such Owners, or if for any other reason (including but not limited to any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including (after consultation with the Company) the public or private sale of the securities or other property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall as promptly as practicable be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash, subject to the provisions of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without payment of any subscription price of, Shares, including pursuant to any program under which holders of Deposited Securities may elect to receive cash or Shares, the Depositary may execute and deliver additional Receipts evidencing American Depositary Shares representing the amount of Shares received as such dividend or distribution and distribute to the Owners, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them as of such date, Receipts evidencing additional American Depositary Shares, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  The Depositary may withhold any such distribution if it has not received adequate assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In any case involving fractional American Depositary Shares, the Depositary shall sell the amount of Shares representing the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement or take such other action with the approval of the Company as may be appropriate.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.

Whenever the Depositary shall receive notice from the Company of the declaration of a dividend or other distribution without payment of any subscription price on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall mail to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the Owners as of the close of business on a specified date will be entitled, subject to any applicable provisions of French law, the statuts of the Company or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Owner elects to receive such dividend or distribution.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Owners entitled thereto.  If the Depositary does not receive timely instructions from any Owner as to such Owner's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Owner's American Depositary Shares and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

(14)

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary (after consultation with the Company) shall have discretion as to the procedure to be followed in making such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or in disposing of such rights on behalf of any Owners and distributing the net proceeds in Dollars to such Owners.  If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and distribute the net proceeds to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute to every Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and distribute the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) to such Owners upon an averaged or other fair and practicable basis without regard to any distinctions among such Owners resulting from exchange restrictions, the date of delivery of any Receipt or otherwise.  In the event that rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or to any Owner in particular.

In circumstances in which rights would not otherwise be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will arrange for Shares so purchased to be deposited and for depositary shares to be delivered to such Owner in transactions exempt from, or not subject to, the registration requirements of the Securities Act of 1933 under a separate deposit agreement to be entered into between the Company and the Depositary providing for the issuance of depositary receipts subject to appropriate restrictions on deposit and withdrawal of Shares and transfers of such depositary shares as required by United States securities laws.

Except as otherwise provided in the preceding paragraph, the Company and the Depositary will not offer rights to Owners unless a registration statement is in effect with respect to both such rights and any securities to be received upon exercise of such rights under the Securities Act of 1933 or unless the offering and sale of such securities to such Owners are exempt from registration under the Securities Act of 1933.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or securities for any purpose.

(15)

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary shall, subject to any restrictions imposed by applicable law, regulations or permits, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, net of any reasonable and customary expenses incurred by the Depositary in connection with the conversion of currency pursuant to Section 4.05 of the Deposit Agreement, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement in accordance with any applicable provisions of Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement.  Such distribution may be made upon an averaged or other fair and practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable; provided, however, that if such application is made on behalf of the Company, such application shall not be filed unless approved by the Company, which approval shall not be unreasonably withheld or delayed.

If at any time the Depositary shall determine, following consultation with the Company, that in its judgment any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law or otherwise, convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or in its discretion may hold such foreign currency proceeds uninvested for the respective accounts of, the Owners entitled to receive the same, without liability for interest thereon.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or hold, such balance uninvested and without liability for the respective accounts of, the Owners entitled thereto for whom such conversion and distribution is not practicable.

(16)

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason there occurs a change in the number or type of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which, to the extent practicable, shall be the same as any corresponding record date set by the Company with respect to Shares, and after consultation with the Company if such date is to be different from any such record date established by the Company in respect of the Shares) for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or in respect of any such solicitation or to receive information as to any such meeting or solicitation, or for fixing the date on or after which each American Depositary Share will represent the changed number or type of Deposited Securities, subject to the terms and conditions of this Deposit Agreement.  If the American Depositary Shares shall be listed on any stock exchange, then any such record date shall be fixed in accordance with any applicable rules of such stock exchange.

(17)

Voting of Shares.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners (i) a copy or summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, including any applicable provisions relating to double voting rights, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to give instructions for the exercise of such voting rights and (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") and setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date").  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares.

Upon the request of an Owner, the Depositary will, as promptly as practicable, cause the number of deposited Shares represented by such Owner's American Depositary Shares to be held in registered form.  In accordance with French companies law and the statuts of the Company, Shares that have been held in registered form in the name of the same holder since at least the beginning of the second full calendar year preceding the date of the shareholders' meeting in question are entitled to double voting rights.  Consequently, deposited Shares will be entitled to such double voting rights to the sole extent that (i) since at least the beginning of the second full calendar year preceding the date of the shareholder meeting in question the Depositary, upon the request of the Owners, has held such Shares in registered form; (ii) such Owners have at least since the same date continuously held Receipts evidencing American Depositary Shares representing such number of deposited Shares and (iii) such Owners have certified to the Depositary, as of the date the Voting Instruction Card is executed, that they are, and at all times since the beginning of the second full calendar year preceding the date of the shareholder meeting in question have been, Eligible Owners.  For purposes of determining whether deposited Shares may be entitled to double voting rights, upon a transfer or surrender of American Depositary Shares by an Owner, unless otherwise specified by such Owner, the Depositary and the Company shall presume that the most recently acquired American Depositary Shares are being transferred or surrendered by such Owner.  Accordingly, the Depositary will use reasonable efforts, as hereinafter provided, to exercise or cause to be exercised double voting rights in accordance with instructions received from Owners that have satisfied the conditions set forth in clauses (i) to (iii) above, in respect of the number of Shares which are entitled to double voting rights represented by the American Depositary Shares evidenced by Receipts held by such Owners.

Upon receipt by the Depositary from an Owner of American Depositary Shares of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary will either, in its discretion, (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card or (ii) forward such instructions to the Custodian and the Custodian will use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card.  The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which a Voting Instruction Card has been received. The Depositary (i) will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear, and (ii) will, in the case where the Voting Instruction Card is properly completed except for voting instructions relating to any resolution to be submitted to the shareholders' meeting that have been left blank, (a) vote in favor of such resolution if such resolution is recommended or submitted by the Company, or (b) vote against such resolution if such resolution is not recommended or submitted by the Company.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the statuts of the Company.

(18)

Changes Affecting Deposited Securities.

Upon any change in nominal value, split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or any Custodian in exchange for, conversion of, replacement or otherwise in respect of Deposited Securities shall, subject to the terms of the Deposit Agreement and applicable law, including any applicable provisions of the Securities Act of 1933, be treated as new Deposited Securities under the Deposit Agreement, and each American Depositary Share shall, subject to the terms of the Deposit Agreement and applicable law, including any applicable provisions of the Securities Act of 1933, thenceforth represent an appropriately adjusted proportional interest in the Deposited Securities so received in exchange or conversion or replacement or otherwise, unless additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Upon the occurrence of any change or other event covered by this Section with respect to the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

(19)

Reports.

~~At such time as the Company shall become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, the Company will file certain reports with the Securities and Exchange Commission required under such Act.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.~~

The Company has been subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has filed with and submitted to the Securities And Exchange Commission (the “SEC”) certain reports that can be retrieved from the SEC’s internet website as www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.  The Company has filed a Form 15F with the SEC, which has suspended the Company’s duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act.  Upon the effectiveness of such Form 15F, the Company’s duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b).  To maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act, the Company will publish the information required by Rule 12g3-2(b)(1)(iii) and Rule 12g3-2(b)(2) under the Exchange Act on its internet website or, alternatively, through an electronic information delivery system generally available to the public in the Company’s primary trading market, and will translate the information so published into English.  The Company’s website is www.axa.com.  The information so published by the Company cannot be retrieved from the SEC’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC.  If the Company’s Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the SEC, and to submit to the SEC certain reports that can be retrieved from the SEC’s website at www.sec.gov, and can be inspected and copies at the public reference facilities maintained by the SEC.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office copies of the Deposit Agreement and any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send as promptly as practicable to the Owners English language versions or summaries in English of such reports and communications when furnished by the Company as provided pursuant to Section 5.06 of the Deposit Agreement.  The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(20)

Withholding.

In the event that the Depositary determines that any dividend or other distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may (after consultation with the Company) by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, all in accordance with the applicable provisions of the Deposit Agreement.

The Depositary agrees to use reasonable efforts to follow the procedures established, or that may be established, by the French Treasury to enable eligible United States Owners and beneficial owners of Receipts to qualify for a reduced withholding tax rate of 15%, if available at the time dividends are paid, to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions to such Owners and beneficial owners, to receive any payment in respect of the avoir fiscal for which such Owners and beneficial owners may be eligible from the French Treasury or to receive a refund of any précompte paid to the French Treasury by the Company.

Upon request of any Unites States Owner of Receipts the Depositary will provide a copy of Form RF 1A EU no. 5052 or Form RF 1A EU no. 5053, as applicable, or such other form as may be promulgated from time to time by the French tax authorities for such purpose, together with instructions to such Owner and beneficial owners.  The Depositary shall promptly arrange for the filing with the French tax authorities of all such forms completed by United States beneficial owners of Receipts and returned in sufficient time so that such forms may be filed by December 31 of the year following the calendar year in which the related dividend is paid.

(21)

Liability of the Company and the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or beneficial owner of any Receipt if by reason of any provision of any present or future law or regulation of the United States or any other country or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond their control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Company or the Depositary or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or beneficial owner of any Receipt by reason of any non-performance or delay, caused as aforesaid in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a dividend or other distribution pursuant to Section 4.01, 4.02, 4.03 of the Deposit Agreement, an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such dividend or other distribution or offering may not be made available to Owners, and the Depositary may not dispose of such dividend or other distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such dividend or other distribution or offering and shall allow any rights, if applicable, to lapse.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to any Owners or beneficial owners of Receipts, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence, willful misconduct or bad faith.  Each of the Depositary and its agents and their respective officers, directors, employees and affiliates assume no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to any Owners or beneficial owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence, willful misconduct or bad faith.  Without limiting the foregoing, neither the Depositary or its agents nor the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities is furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or non-action by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for the manner in which any vote of any Deposited Securities is cast or the effect of any such vote, provided that any such action or inaction is in good faith and in accordance with the Deposit Agreement.  Subject to the Company's statuts and Section 2.09 of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(22)

Resignation and Removal of the Depositary; Substitution and Addition of Custodian.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

Whenever the Depositary in its discretion determines, after consultation with the Company to the extent practicable, that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians approved by the Company, which shall be an accredited intermediary acting through a specified office located in France, and the term "Custodian" shall also refer to each such substitute or additional Custodian.

(23)

Amendment of the Deposit Agreement and Receipts.

The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission charges, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 90 days after written notice of such amendment shall have been mailed to the Owners of outstanding Receipts.  Every Owner at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Owner hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except to comply with mandatory provisions of applicable law.

(24)

Termination of the Deposit Agreement.

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notices of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice of such termination to the Company and the Owners of all Receipts then outstanding) if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its resignation sent by registered mail, a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  The Depositary shall mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Corporate Trust Office, (ii) payment of the fees of the Depositary for the surrender of Receipts as provided in paragraph (9) of this Receipt and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the whole number of Deposited Securities represented by the American Depositary Shares evidenced by such Receipts and to the net proceeds of the sale of any fractional Deposited Securities represented thereby.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  Thereafter, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deduction, in each case, of the fee of the Depositary for the surrender of a Receipt and any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.08 of the Deposit Agreement.

(25)

Compliance with U.S. Securities Law.

Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws, including but not limited to Section I A(1) of the General Instructions to the Registration Statement of Form F-6, as amended from time to time.

(26)

Direct Registration System.

(a)

American Depositary Shares may be maintained by Owners with the Depositary in book-entry form in the Direct Registration System. If an Owner opts to hold American Depositary Shares in DRS, a separate entry in the books and records of the Depositary, will be established in the name of each registered Owner of American Depositary Shares or, if there is more than one registered Owner for the same American Depositary Shares, in the name of all such registered Owners of such American Depositary Shares (the registered Owner of American Depositary Shares is referred to herein as, or if there is more than one registered Owner of the same American Depositary Shares, such registered Owners are collectively referred to herein as, “Registered Owner”).  Upon issuance of American Depositary Shares in DRS, the American Depositary Shares of each Registered Owner will be registered in the name of each such Registered Owner.  Each Registered Owner will be given the option of (i) receiving a certificate representing its American Depositary Shares, (ii) transferring such American Depositary Shares to a broker designated unanimously by the Registered Owner of such American Depositary Shares or (iii) maintaining their American Depositary Shares in DRS.

(b)

A feature of DRS (currently referred to as “Profile”) allows a broker, claiming to act on behalf of a Registered Owner of American Depositary Shares, to direct the Depositary to transfer to such broker the American Depositary Shares designated by such broker.  The Depositary will be authorized and directed to comply with such directions from a broker only upon receipt of prior written authorization from the Registered Owner of such American Depositary Shares authorizing the Depositary to transfer such American Depositary Shares either to a broker specified by the Registered Owner (it being understood that each Registered Owner may designate only one broker) or to any broker.

(c)

The Depositary will not verify, determine or otherwise ascertain the accuracy and authenticity of the prior written authorization provided for in (b) above and it shall have no liability in relying upon such prior written authorization.

#